                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             MODTECH HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                             MODTECH HOLDINGS, INC.
                               2830 Barrett Avenue
                            Perris, California 92571
                                 (909) 943-4014


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 7, 2001

To the Holders of Common Stock of Modtech Holdings, Inc.:


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Modtech Holdings, Inc. will be held at the Hilton Irvine Hotel, 18800 MacArthur Boulevard, Irvine, California 92612 on August 7, 2001 at 1:00 P.M., local time, for the following purposes:

        1. To elect a board of nine (9) directors, with each director so elected to hold office until the next Annual Meeting and until their successors have been duly elected and qualified;

        2. To transact such other business as may properly come before the Annual Meeting and any continuation or adjournment thereof.

        The Board of Directors has fixed the close of business on June 15, 2001 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

        All shareholders are cordially invited to attend the Annual meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED, STAMPED ENVELOPE. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                                        By Order of the Board of Directors,


                                        Evan M. Gruber, Chief Executive Officer



Perris, California
June 29, 2001



IMPORTANT:      IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT IS
                IMPORTANT THAT YOUR SHARES BE REPRESENTED SO THAT THE PRESENCE
                OF A QUORUM MAY BE ASSURED. PLEASE SIGN AND DATE THE ENCLOSED
                PROXY AND MAIL IT PROMPTLY. NO POSTAGE REQUIRED IF MAILED IN THE
                UNITED STATES.

                             MODTECH HOLDINGS, INC.
                               2830 Barrett Avenue
                            Perris, California 92571

                               -------------------

                                 PROXY STATEMENT

                               -------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held August 7, 2001

        This Proxy Statement is being furnished to the shareholders of Modtech Holdings, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held at the Hilton Irvine Hotel, 18800 MacArthur Boulevard, Irvine, California 92612, on August 7, 2001 at 1:00 P.M., local time, and at any continuation or adjournment thereof.

        This Proxy Statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed on or about June 29, 2001 to shareholders of record on June 15, 2001, the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 is concurrently being mailed to all shareholders of record as of June 15, 2001.

        The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by telephone, telegraph or personal interview by Directors, officers and other regular employees of the Company, without extra compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.


                                  VOTING RIGHTS

        As of June 15, 2001, the record date for the determination of the shareholders of the Company entitled to notice of and to vote at the Annual Meeting, there were 13,363,780 shares of the Company's Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting.

        Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder, or in the absence of such direction, by the persons named therein FOR the election of the nine director nominees listed below. As to any other business which may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth information regarding the ownership of the Company's Common Stock as of April 15, 2001, by (i) each of the current directors and nominees for election as a director of the Company, (ii) each person or group known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, and (iii) all current directors and executive officers of the Company as a group. Except as otherwise noted and subject to community property laws where applicable, each beneficial owner has sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 2830 Barrett Avenue, Perris, California 92571.

 Name and Address                                                      Shares                    Percent of
 of Beneficial Owner                                             Beneficially Owned (1)           Class (1)
 -------------------                                             ----------------------          -----------
 Evan M. Gruber (2)                                                    638,251                        4.6%
 Patrick Van Den Bossche (3)                                           291,645                        2.2
 Michael G. Rhodes (4)                                                 297,495                        2.2
 Shari L. Walgren (5)                                                   33,916                          *
 Daniel J. Donahoe III (6)                                              16,400                          *
 Robert W. Campbell (7)                                                 31,317                          *
 Stanley N. Gaines (8)                                                 105,000                          *
Charles R. Gwirtsman (9)                                               372,183                        2.8
 Charles A. Hamilton (10)                                            1,781,090                       13.3
 Charles C. McGettigan (11) (16)                                     1,768,668                       13.2
 Myron A. Wick III (11) (16)                                         1,768,668                       13.2
 Jon D. Gruber (12) (16)                                             3,703,451                       27.7
 Gruber & McBaine Capital Management (13) (16)                       2,050,570                       15.3
 Infrastructure and Environmental Private Equity Fund III, L.P.      1,401,161                       10.5
 J. Patterson McBaine (14) (16)                                      3,603,595                       27.0
 Proactive Partners, L.P. (15) (16)                                  1,714,103                       12.8
 All directors and executive officers as a group
 (11 people) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11)               5,363,031                       37.0

 --------------------------

 * Less than one percent.

(1) In calculating beneficial and percentage ownership, all shares of Common Stock which a named shareholder will have the right to acquire within 60 days of the record date for the Annual Meeting upon exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of such shareholder, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholder. As of April 15, 2001, an aggregate of 13,363,780 shares of Common Stock were outstanding. This does not give effect to the potential issuance of 2,293,593 shares issuable upon exercise of options granted or which may be granted under the Company's stock option plans. See "Election of Directors - Stock Options."

(2) Includes 613,808 shares issuable upon exercise of stock options, but does not include 188,711 shares issuable upon exercise of stock options which have been granted but currently are not exercisable. Evan M. Gruber and Jon D. Gruber are not related.

(3) Includes 138,726 shares issuable upon exercise of stock options, but does not include 90,701 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(4) Includes 242,073 shares issuable upon exercise of stock options, but does not include 120,805 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(5) Includes 33,916 shares issuable upon exercise of stock options, but does not include 66,855 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(6) Includes 16,400 shares issuable upon exercise of stock options, but does not include 10,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(7) Includes 26,213 shares issuable upon exercise of stock options, but does not include 10,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(8) Does not include 20,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(9) Includes 182,669 shares held by Capital Resources Growth, Inc., an entity of which Mr. Gwirtsman is the sole stockholder, and 179,514 shares held directly by Mr. Gwirtsman and his wife and trusts formed for the benefit of their children. Also includes 10,000 shares issuable upon exercise of stock options to Mr. Gwirtsman, but does not include 10,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(10) Includes 19,637 shares held by Mr. Hamilton, 1,401,161 shares held by Infrastructure and Environmental Private Equity Fund III, L.P. ("IEPEF") and 350,292 shares held by Environmental & Information Technology Private Equity Fund III ("EITPEF"). Also includes 10,000 shares issuable upon exercise of stock options to Mr. Hamilton, but does not include 10,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable. Mr. Hamilton is a principal of one of the members of a limited liability company that serves as general partners of IEPEF and the investment manager of EITPEF. Mr. Hamilton disclaims beneficial ownership of all shares held by IEPEF and the investment manager of EITPEF except to the extent of his pecuniary interest therein.

(11) Includes 27,499 shares owned of record directly by each of Messrs. McGettigan and Wick, and 1,714,103 shares owned of record by Proactive Partners, L.P. and affiliates of which Messrs. McGettigan and Wick are general partners. Also includes options to purchase 27,066 shares which have been granted to each of Messrs. McGettigan and Wick for serving on the Company's Board of Directors, but does not include 10,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(12) Includes 87,841 shares owned of record directly by Mr. Gruber, all shares owned of record by Proactive Partners, L.P. and affiliates of which Mr. Gruber is a general partner, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. Gruber is a general partner. Jon D. Gruber and Evan M. Gruber are not related.

(13) Includes 93,758 shares owned of record directly by Gruber & McBaine Capital Management, all shares owned of record by Proactive Partners, L.P. and affiliates, and all shares owned of record by Lagunitas Partners, Gruber & McBaine International and GMJ Investments, affiliated entities.

(14) Includes 37,473 shares owned of record directly by Mr. McBaine, all shares owned of record by Proactive Partners, L.P. and affiliates, of which Mr. McBaine is a general partner, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. McBaine is a general partner.

(15) Includes 1,714,103 shares owned of record by Proactive Partners, L.P. and Fremont Proactive Partners, an affiliated entity.

(16) The address of each of Charles C. McGettigan, Myron A. Wick III, Jon D. Gruber, J. Patterson McBaine, Gruber & McBaine Capital Management and Proactive Partners, L.P. is 50 Osgood Place, San Francisco, CA 94133.

                              ELECTION OF DIRECTORS

        The Company's current Board of Directors has nominated nine (9) individuals, Evan M. Gruber, Robert W. Campbell, Daniel J. Donahoe III, Stanley
N. Gaines, Charles R. Gwirtsman, Charles A. Hamilton, Charles C. McGettigan, Patrick Van Den Bossche and Myron A. Wick III, for election as directors of the Company at the Annual Meeting, each to serve as such until the next annual meeting of the Company's shareholders and until their respective successors are elected and qualified. Each of the nominees is a current member of the Company's Board of Directors. Although it is not presently contemplated that any nominee will decline or be unable to serve as a Director, in either such event, the proxies will be voted by the proxy holder for such other persons as may be designated by the present Board of Directors should any nominee become unavailable to serve.

NOMINEES

        Certain information concerning the nine individuals nominated by the Company's Board of Directors for election at the Annual Meeting to serve as directors of the Company for the ensuing year is set forth below:

        Evan M. Gruber, age 47, joined the Company's predecessor, Modtech, Inc. in January 1989 as its Chief Financial Officer and was elected Chief Executive Officer in January 1990. Prior to joining Modtech, Inc., Mr. Gruber, who is a certified public accountant, founded his own public accounting firm in Costa Mesa, California in 1978.

        Robert W. Campbell, age 44, who was elected to the Board of Directors of Modtech, Inc. in 1991, is the Managing Director of Corporate Finance at L.H. Friend, Weinress, Frankson & Presson, Inc. From 1993 to 1995, Mr. Campbell was Senior Vice President - Investment Banking at Baraban Securities, Incorporated. From 1982 to 1993, Mr. Campbell was employed by the Seidler Companies, Inc. as Senior Vice President - Corporate Finance.

        Daniel J. Donahoe III, age 67, who was elected to the Board of Directors of Modtech, Inc. in 1998, is co-founder and President of Red Rock Resorts, which operates special, unique boutique resorts in the Western United States. He also serves as Chairman of Daybreak Investments, a privately-held investment company. Mr. Donahoe has been actively involved in the commercial and residential real estate market in the southwest over the past 27 years.

        Stanley N. Gaines, age 66, has been a director of the Company since August 2000. Mr. Gaines served as the Chairman and CEO of GNB Incorporated from 1982 to 1988. He was Sr. Vice President International from 1981 through 1983 and Group Vice President, Batteries from 1971 through 1981 for Gould Incorporated. Mr. Gaines serves on the boards of directors of Students in Free Enterprise and Battery Council International.

        Charles R. Gwirtsman, age 46, has been a director of the Company since February 1999. He is Managing Director of KRG Capital Partners, LLC. Prior to joining KRG Capital in 1996, Mr. Gwirtsman served as Senior Vice President of FCM Fiduciary Capital Management Company, the manager of two mezzanine debt funds, from January 1994 to June 1996. Prior to this, Mr. Gwirtsman was employed as a Corporate Vice President at PaineWebber, Incorporated from 1988 to 1993 as a member of the Private Finance Group. Mr. Gwirtsman serves on the Board of Directors of a number of privately held companies. From September 1995 through January 1996, at the request of his then employer, FCM Fiduciary Capital Management Company, Mr. Gwirtsman served as a director of Canadian's Corp., a women's specialty clothing retailer. This company filed for bankruptcy protection in February 1996 and was liquidated under Chapter 7 of the federal bankruptcy code in December 1997.

        Charles A. Hamilton, age 52, has been a director of the Company since February 1999. Mr. Hamilton has over thirty years of investment experience in the fields of securities analysis, corporate finance and private equity management. Mr. Hamilton is currently a managing director of First Analysis Corporation and KRG Capital Corporation. Previously, Mr. Hamilton was a managing director of the investment banking firm Robertson Stephens & Co. for over 18 years.

        Charles C. McGettigan, age 56, has been a director of Modtech, Inc. since June 1994. Mr. McGettigan is a co-founder and managing director of the investment banking firm of McGettigan, Wick & Co., Inc. and a co-founder and general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund. Prior to founding McGettigan, Wick & Co., Inc., he was a Principal, Corporate Finance of Hambrecht & Quist and a Senior

Vice President of Dillon, Read & Co. Mr. McGettigan serves on the boards of directors of Cuisine Solutions, Inc., Onsite Energy, PMR Corporation, Sonex Research Corporation, Tanknology-NDE, and Wray-Tech Instruments, Inc.

        Patrick Van Den Bossche, age 39, served as Chief Executive Officer, President and a director of SPI Holdings, Inc., a manufacturer of commercial and light industrial modular buildings, since February 1997 until its acquisition by the Company in February 1999. Mr. Van Den Bossche joined SPI in 1991 and was appointed as Vice President of Operations in 1993. Mr. Van Den Bossche also serves as a director of Modular Building Institute ("MBI"), a national trade organization for the modular building industry, and is a member of MBI's statistics committee.

        Myron A. Wick III, age 57, became a director of Modtech, Inc. in June 1994. Mr. Wick is currently a managing director and co-founder of McGettigan, Wick & Co., Inc., an investment banking firm formed in 1988, and a general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund formed in 1991. Mr. Wick is a director of Electrostatic Devices, Sonex Research Corporation, Tanknology-NDE, and Wray-Tech Instruments, Inc.

STRUCTURE AND FUNCTION OF THE BOARD OF DIRECTORS

        During the last fiscal year, the Board of Directors of the Company held four regular and special meetings or otherwise took action by written consent. The Board has established both an Audit Committee, which is comprised of Messrs. Campbell, Donahoe, Gaines and Gwirtsman and a Compensation Committee, which is comprised of Messrs. Hamilton, McGettigan and Wick. The Audit Committee meets to consult with the Company's independent auditors concerning their engagement and audit plan, and thereafter concerning the auditor's report and management letter and with the assistance of the independent auditors, also monitors the adequacy of the Company's internal accounting controls. With respect to compensation, the Compensation Committee determines the compensation of corporate officers, and will determine the persons entitled to participate in stock option, bonus and other similar plans. The Board of Directors continues to meet as a whole to nominate the individuals to be proposed by the Board of Directors for election as directors of the Company, and has no separate nominating committee.

        Each non-employee director is paid an annual retainer of $4,000 plus $1,000 for each board and board committee meeting attended. Each non-employee director will be granted an option to purchase 20,000 shares of Common Stock, with 25% vesting over a 4-year period of service on the Board of Directors. The Company reimburses the expenses of its non-employee directors in attending Board meetings. No compensation is paid to any of the employee directors.

        There is no family relationship between any nominee and any other nominee or executive officer of the Company.

EXECUTIVE OFFICERS

        The executive officers of the Company are Evan M. Gruber, Chief Executive Officer; Patrick Van Den Bossche, President; Michael G. Rhodes, Chief Operating Officer and Shari L. Walgren, Chief Financial Officer. Subject to the terms of applicable employment agreements, officers serve at the pleasure of the Board of Directors.

        Mr. Rhodes joined the Company's predecessor, Modtech, Inc. in 1988 and was its controller through 1992. In 1993 he was elected Chief Financial Officer, and in 1996 was elected Chief Operating Officer. Prior to joining Modtech, Inc., Mr. Rhodes worked for a public accounting firm.

        Ms. Walgren joined the Company in 1999. Prior to joining the Company, Ms. Walgren, who is a certified public accountant, worked for a public accounting firm.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table summarizes the annual and long term compensation paid by the Company during fiscal years ended December 31, 1998, 1999 and 2000 to those persons who were, as of December 31, 2000 (i) the Chief Executive Officer and (ii) the other compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                 ----------------------------------
                                                    ANNUAL COMPENSATION                 AWARDS              PAYOUTS
                                             -------------------------------     --------------------       -------
                                                                                 RESTRICTED
                                                                                   STOCK                                ALL OTHER
                                              SALARY       BONUS       OTHER       AWARDS     OPTIONS         LTIP     COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR         $            $           $            $          #           PAYOUTS       $(1)
                                   ----      -------      -------      -----     ----------   -------        -------   ------------
Evan M. Gruber                     2000      350,000      168,611        --           --       56,204           --        5,250
  Chief Executive Officer          1999      300,000       87,000        --           --      127,222           --        5,000
    and Director                   1998      200,000      547,546        --           --       66,778           --        5,000

Patrick Van Den Bossche            2000      250,000      120,437        --           --       40,146           --        5,250
  President and Director (2)       1999      250,000       72,000        --           --       24,000           --        5,000
                                   1998           --           --        --           --           --           --           --

Michael G. Rhodes                  2000      250,000      120,437        --           --       40,146           --        5,250
 Chief Operating Officer           1999      200,000       58,000        --           --       56,409           --        5,000
                                   1998      125,000      153,216        --           --       51,591           --        5,000

Shari L. Walgren                   2000      110,000       53,492        --           --       17,664           --        5,250
  Chief Financial Officer (2)      1999       95,000       27,000        --           --       59,000           --        4,784
                                   1998           --           --        --           --           --           --           --


(1) The figures shown in the column designated "All Other Compensation" represent the executive officer's share of the Company's contribution to the 401(k) plan, see "401(k) Plan."

(2)     Mr. Van Den Bossche and Ms. Walgren joined the Company in 1999.

EMPLOYMENT AGREEMENTS

        The Company entered into employment agreements in February 1999 with Messrs. Gruber, Van Den Bossche and Rhodes. These agreements, as amended, are for five years each, provide for early severance payments of between one and two years salary and include, among other provisions, base annual salary of $350,000 for Mr. Gruber, $250,000 for Mr. Van Den Bossche, and $250,000 for Mr. Rhodes. The base salaries are subject to annual percentage increases and each individual is entitled to earn bonuses of up to 100% of annual base salary. The bonuses are based on performance and include a cash component and a stock option component based on performance. Concurrently with the acquisition of SPI Holdings, Inc., Mr. Gruber received an option to purchase 50,000 shares of Common Stock. The option became immediately vested for 10,000 shares and will continue to vest at the rate of 10,000 shares per year. The option was credited against the stock option component of bonuses earned by Mr. Gruber in the first year of the employment agreement. Mr. Gruber's new employment agreement also includes a buy-out of his previous employment agreement with Modtech, Inc.

401(k) PLAN

        Under the Company's 401(k) Plan, officers and other employees of the Company may elect to defer up to 12% of their compensation, subject to limitations under the Internal Revenue Code. The Company makes contributions on a 50% matching basis. Amounts deferred are deposited by the Company in a trust account for distribution to employees upon retirement, attainment of age 59-1/2, permanent disability, death, termination of employment or the occurrence of conditions constituting extraordinary hardship. For the year ended December 31, 2000, the Company contributed $5,250 each as matching contributions for the accounts of Mr. Gruber, Mr. Van Den Bossche and Mr. Rhodes and Ms. Walgren.

STOCK OPTIONS

        The Company granted stock options under its 1989 Stock Option Plan (the "1989 Plan"), its March 1994 Stock Option Plan (the "March 1994 Plan"), its May 1994 Option Plan (the "May 1994 Plan") its 1996 Stock Option Plan (the "1996 Plan") and its 1999 Stock Option Plan (the "1999 Plan"). As of December 31, 2000, options to purchase 1,821,601 shares, at a weighted average exercise price of $6.96 per share, were outstanding under the Company's Stock Option Plans at exercise prices ranging from $1.19 to $20.57.

        The following table sets forth certain information regarding options granted by the Company during the year ended December 31, 2000 to the executive officers of the Company identified in the Summary Compensation Table set forth above:

                       OPTIONS GRANTED IN FISCAL YEAR 2000

                                                                                          Potential Realized
                                                                                           Value at Assumed
                              No. of           % of                                      Annual Rates of Stock
                              Shares           Total                                      Price Appreciation
      Name                  Subject to        Options                                     For Option Term (3)
       of                    Options        Granted to    Exercise       Expiration     ----------------------
    Optionee                Granted (1)      Employees    Price (2)         Date           5%            10%
    --------                -----------     ----------    ---------      ----------     --------      --------
Evan M. Gruber                 56,204            15%      $    6.00      1/01/2010      $212,078      $537,448
Patrick Van Den Bossche        40,146            11%      $    6.00      1/01/2010      $151,485      $383,894
Michael G. Rhodes              40,146            11%      $    6.00      1/01/2010      $151,485      $383,894
Shari L. Walgren               17,664             5%      $    6.00      1/01/2010      $ 66,653      $168,911

-----------------------------

(1) Options are exercisable starting 12 months after the grant date with 25% vesting each year.

(2) The exercise price was the market price of a share of the Company's Common Stock on the date of grant.

(3) On December 31, 2000, the closing price for a share of the Company's Common Stock was $7.25.

        The following table sets forth information regarding options exercised during the year ended December 31, 2000 by the executive officers of the Company identified in the Summary Compensation Table set forth above, as well as the aggregate value of unexercised options held by such executive officers at December 31, 2000. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

 AGGREGATED OPTION EXERCISES LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                                                 Value of Unexercised
                                                                Number of Unexercised            in-the-money Options
                                 Shares                       Options at Fiscal Year End      at Fiscal Year End ($) (1)
                              Acquired on      Value         ----------------------------    ----------------------------
Name                          Exercise (#)    Realized       Exercisable    Unexercisable    Exercisable    Unexercisable
----                          ------------   ----------      -----------    -------------    -----------    -------------
Evan M. Gruber                   47,994      $  364,339         525,283         204,663      $2,055,877      $   70,255
Patrick Van Den Bossche              --              --          93,517          87,318         488,233         212,925
Michael G. Rhodes                    --              --         187,422         125,047         375,746          50,183
Shari L. Walgren                     --              --          14,750          61,914              --          22,080

-----------------------------

(1) Calculated based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on December 31, 2000, which was $7.25 per share.

CERTAIN TRANSACTIONS

        The Company leases one facility located in Perris, California, and the land on which the manufacturing facility is located in Lathrop, California, from general partnerships of which Mr. Gruber owns an approximate 20% interest, pursuant to standard industrial leases. Under the terms of these leases, the Company is obligated to pay aggregate annual rentals of $444,000, subject to escalation in accordance with changes in applicable cost of living indices.

        Mr. Gruber owns 33% of the capital stock of Class Leasing, Inc., a California corporation, in which the Company has no ownership interest. Class Leasing purchases modular relocatable classrooms from the Company, upon standard terms and at standard wholesale prices, and leases them to third parties primarily under three-year leases, cancelable yearly. During the years ended December 31, 1998, 1999, and 2000, the Company sold modular relocatable classrooms to Class Leasing, Inc. for aggregate purchase prices of $2,675,457, $6,271,813 and $4,128,935, respectively, which represented approximately 2%, 4% and 2% of the its net sales for each of those years.

        Messrs. Gruber and Rhodes have personally guaranteed certain of the obligations of the Company and the repayment of amounts which surety companies may be required to expend under the terms of performance bonds issued in connection with manufacturing contracts. No payments have been made to Messrs. Gruber and Rhodes for the guarantees provided by them.


COMPENSATION COMMITTEE REPORT

Report on Annual Compensation of Executive Officers

        It is the policy of the Company's Compensation Committee to establish compensation levels for the executive officers, which reflect the Company's overall performance and their performance, responsibilities and contributions to the long-term growth and profitability of the Company. The committee determines compensation based on its evaluation of the Company's overall performance, including various quantitative factors, primarily the Company's financial performance, sales and earnings against the Company's operating plan, as well as various qualitative factors such as new product development, the Company's product and service quality, the extent to which the executive officers have contributed to forming a strong management team and other factors which the committee believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives.

        The principal component of the compensation of the executive officers is their base salaries. The committee also retains the discretion to award bonuses based on corporate or individual performance. The committee evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentivize the executive officers. Throughout the year, the committee members review the corporate and individual performance factors described above. The committee, based upon its review of performance for the previous year and its review of the Company's operating plan, establishes salary levels and awards any bonuses to the executive officers.

        The Compensation Committee also considers grants of stock options for the Company's key employees, including executive officers. The purpose of the stock option program is to provide incentives to the Company's management to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Individual amounts of annual stock option grants are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                                             FISCAL YEAR ENDING
                                   ----------------------------------------------------------------------
COMPANY/INDEX/MARKET               12/29/1995  12/31/1996  12/31/1997  12/31/1998  12/31/1999  12/29/2000
--------------------               ----------  ----------  ----------  ----------  ----------  ----------
Modtech Holdings Inc                 100.00      370.59      917.65      717.65      282.35      341.18

Nonresidential Building Constr       100.00      138.78      194.28      174.23      236.37       95.34

S&P Composite                        100.00      122.96      163.98      210.84      255.22      231.98

SOURCE: MEDIA GENERAL FINANCIAL SERVICES
        P.O. BOX 85333
        RICHMOND, VA 23293
        PHONE: 1-(800) 446-7922
        FAX:   1-(804) 649-6826

The current composition of SIC Code 154 - Nonresidential Building Constr - is as follows:

ABRAMS INDUSTRIES INC
MAJESTIC
PERINI CORP

STOCK PERFORMANCE GRAPH

        The graph set forth below compares the stock price of the Company since January 1, 1996 against (1) the S&P 500, and (2) the composite of the companies listed by Media General Financial Services in its non-residential building construction ("Peer Group"). The graph is based upon information provided to the Company by Media General Financial Services.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission, and to furnish the Company with copies of all such forms which they file.

        To the Company's knowledge, based solely on the Company's review of such reports or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 2000 filing requirements applicable to the officers and directors of the Company and other persons subject to Section 16 of the Exchange Act were complied with.


                             INDEPENDENT ACCOUNTANTS

        KPMG LLP was retained to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 2000. A representative of KPMG LLP is expected to be present at the Annual Meeting, and to be available to respond to any shareholder questions directed to KPMG LLP. This representative will have an opportunity to make a statement if KPMG LLP so desires.

        Total audit fees for the fiscal year ending December 31, 2000, which included the year-end audit fee and quarterly reviews, were $133,500. There were no fees for professional services related to the design and implementation of financial information systems.


                              SHAREHOLDER PROPOSALS

        In order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of shareholders, proposals by the Company's shareholders intended to be presented at such annual meeting must be received by the Company no later than March 1, 2002.


                                 ANNUAL REPORTS

        The Company's 2000 Annual Report on Form 10-K, which includes audited financial statements for the fiscal year ended December 31, 2000, is concurrently being mailed with this proxy statement to shareholders of record on June 15, 2001. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and any amendments thereto, is available without charge to any shareholder of the Company upon written request to Evan Gruber, Chief Executive Officer, Modtech Holdings, Inc., 2830 Barrett Avenue, Perris, California 92571.


                                  OTHER MATTERS

        The Board of Directors knows of no other matters to be presented for action at the meeting. However, if any matters not included in this Proxy Statement properly come before the meeting, it is the intention of the person named in the enclosed proxy to vote under the authority therein given in accordance with his best judgment.

                                         By Order of the Board of Directors,

                                         Evan M. Gruber, Chief Executive Officer
June 29, 2001

                             [Front of Proxy Card]

                             MODTECH HOLDINGS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Evan M. Gruber as attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent the undersigned and vote, as designated below, all of the shares of Common Stock of Modtech Holdings, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders to be held on August 7, 2001, or at any adjournment or continuation thereof.


1.      ELECTION OF DIRECTORS:

        [ ] FOR ALL NOMINEES LISTED BELOW                 [ ] WITHHOLD AUTHORITY
            (except as marked to the contrary below)          to vote for the nominees listed below

Evan M. Gruber, Robert W. Campbell, Daniel J. Donahoe III, Stanley N. Gaines, Charles R. Gwirtsman, Charles A. Hamilton, Charles C. McGettigan, Patrick Van Den Bossche and Myron A. Wick III.

  (INSTRUCTION:     To withhold authority to vote for any nominee, write the
                    nominee's name in the space provided below.)


   ---------------------------------------------------------------------------


2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE EIGHT NOMINEES LISTED ABOVE TO THE COMPANY'S BOARD OF DIRECTORS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

                                    [Back of Proxy Card]


                                    Please sign exactly as name appears below, date and return this card promptly using the enclosed envelope.
                                    Executors, administrators,
                                    guardians, officers of corporations,
                                    and others signing in a fiduciary
                                    capacity should state their full
                                    titles as such.

                                    Dated ................., 2001




                                    --------------------------------------------
                                    Signature




                                    --------------------------------------------
                                    Signature (if held jointly)


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.